Exhibit 10.20

Supplementary Agreement to Equity Pledge Agreement

SUPPLEMENTARY AGREEMENT TO THE EQUITY PLEDGE AGREEMENT

This SUPPLEMENTARY AGREEMENT is entered into as of July 18, 2007 by and between the following two Parties:

(1)	XIE CHANGQING, a PRC citizen,

ID NO: 11010819630719185X (hereinafter referred to as the “Pledgor”); and

(2)	HONGCHENG TECHNOLOGY DEVELOPMENT CO., LTD. (hereinafter referred to as the “PLEDGEE”), a company with limited liability established and registered in Beijing, PRC,

ADDRESS: Room 417, No 10, Xinghuo Road, Technology Park, Fengtai District, Beijing

The Pledgor and the Pledgee entered into the Equity Pledge Agreement on December 20, 2005. The Pledgor and the Pledgee hereby mutually agree to make the following amendments to the Equity Pledge Agreement:

1. The following provision is added to the “Whereas” clause of the Equity Pledge Agreement, and the original Item (4) of the “Whereas” clause becomes Item (5):

(4) Pursuant to the Exclusive Technical Consultation and Service Agreement entered into between Hongcheng Education and the Pledgee on July 18, 2007, the Pledgee shall provide relevant technical consultations and services to Hongcheng Education, and Hongcheng Education shall pay service fees to the Pledgee.

2. The definition of “CONTRACTUAL OBLIGATIONS” in Article 1.1 of the Equity Pledge Agreement shall be revised in its entirety as follows:

“CONTRACTUAL OBLIGATIONS” shall mean all contractual obligations of the Pledgor under the Call Option Agreement and the Proxy Agreement; all contractual obligations of Hongcheng Education under the Exclusive Technical Consultation and Service Agreement; and all contractual obligations of the Pledgor under this Agreement.

3. The definition of “BREACHING EVENT” in Article 1.1 of the Equity Pledge Agreement shall be revised; in its entirety as follows:

“BREACHING EVENT” shall mean any breach by the Pledgor of any of its Contract Obligations under the Call Option Agreement, the Proxy Agreement, the Exclusive Technical Consultation and Service Agreement and/or this Agreement.

4. The following clause is added to Article 8 “Undertakings by the Pledgors” of the Equity Pledge Agreement:

8.9 The Pledgor undertake to take all necessary measures and execute all necessary documents in order to complete the registration of this Agreement with industry and commerce.

The Parties hereby further agree that:

1. Except for the abovementioned amendments, the remaining articles of the Equity Pledge Agreement shall remain unchanged.

2. This Supplementary Agreement constitutes an inseparable part of the Equity Pledge Agreement and shall have the same legal force with the Equity Pledge Agreement.

3. This Supplementary Agreement shall become valid only after it has been signed and/or sealed by the Parties. This Supplementary Agreement shall be prepared in two copies, with each involved Party holding one copy hereof. Each copy shall have the same legal force.

PLEDGOR:

XIE CHANGQING

/s/ XIE CHANGQING

PLEDGEE:

HONGCHENG TECHNOLOGY DEVELOPMENT CO., LTD.

Signature (seal)

2